EXHIBIT 23.3




         We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Chalone Wine Group, Ltd. (the "Company"), of our report dated May 11, 2001, with respect to the Company's consolidated statements of income, shareholders' equity and cash flows for the year ended March 31, 2001, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002.


                                            /s/ DELOITTE & TOUCHE LLP




San Francisco, California
September 12, 2003